Exhibit 99.1

Tenet Reports Results for the First Quarter Ended March 31, 2019

•
Tenet reported a net loss from continuing operations attributable to Tenet common shareholders of $27 million or $0.26 per diluted share in the first quarter of 2019 due in part to a $47 million pre-tax loss from the extinguishment of debt or $0.45 per diluted share.

•	Adjusted diluted earnings per share from continuing operations were $0.54 in the first quarter of 2019, above the high end of the Company’s Outlook.

•
Adjusted EBITDA was $613 million in the first quarter of 2019, above the midpoint of the Company’s Outlook. Adjusted EBITDA consisted of $337 million in the Hospital Operations and other segment, $177 million in the Ambulatory Care segment and $99 million in the Conifer segment.

•
Hospital segment same-hospital net patient service revenues grew 1.9 percent in the first quarter of 2019: net revenue per adjusted admission increased 1.3 percent; adjusted admissions increased 0.6 percent; and admissions decreased 0.1 percent.

•
Ambulatory Care segment same-facility system-wide surgical revenue grew 4.2 percent in the first quarter of 2019, with surgical cases up 2.8 percent and surgical revenue per case up 1.4 percent. Adjusted EBITDA less facility-level noncontrolling interest increased 9.8 percent.

•
Conifer segment revenues decreased 13.6 percent in the first quarter of 2019 primarily as a result of divestitures by Tenet and other customers; Adjusted EBITDA margins increased 410 basis points to 28.4 percent reflecting the ongoing improvement in Conifer’s cost structure.

•	Updating 2019 Outlook for net income and earnings per share; reiterating previously provided 2019 Outlook for revenue, Adjusted EBITDA, Adjusted EPS and Adjusted Free Cash Flow.

DALLAS - April 29, 2019 - Tenet Healthcare Corporation (NYSE: THC) reported a net loss from continuing operations attributable to Tenet common shareholders of $27 million in the first quarter of 2019 compared to net income of $98 million in the first quarter of 2018. Adjusted EBITDA was $613 million in the first quarter of 2019 above the midpoint of the Company’s Outlook range of $575 million to $625 million.
Ronald A. Rittenmeyer, Executive Chairman and CEO, said, “We had a solid start to the year, building on the many positive changes we made across the enterprise in 2018. These changes include the continued addition of new leadership as well as an infusion of fresh thinking, which are helping to transform our approach to operations and overall enterprise culture. In the first quarter, we continued to make progress in each of our business segments through rigorous implementation of our strategic initiatives, and we were pleased with our performance, both operationally and financially. As we move through the year, we remain focused on revenue growth and expense management to sharpen operations and our competitive position.”

Results for the Quarter Ended March 31, 2019
Adjusted EBITDA was $613 million in the first quarter of 2019 compared to $665 million in the first quarter of 2018. The decline was primarily attributable to: (i) a $38 million increase in malpractice expense; (ii) $11 million of losses generated by a risk-based contracting business in California in the first quarter of 2019; (iii) $7 million due to the divestiture of Aspen Healthcare, the Company’s former operations in the United Kingdom; and (iv) $10 million of contract termination fees received by Conifer in the first quarter of 2018 which did not occur again in the first quarter of 2019. These four items were substantially anticipated in the Company’s Outlook range provided in February.
Hospital Operations and Other Segment
Net operating revenues in the Hospital Operations and other segment were $3.862 billion in the first quarter of 2019, down 2.2 percent from the first quarter of 2018. The decline in revenue was due to hospital divestitures, partially offset by same-hospital revenue growth.
On a same-hospital basis, net patient service revenues were $3.559 billion in the first quarter of 2019, up 1.9 percent from the first quarter of 2018. Admissions declined 0.1 percent on a same-hospital basis, adjusted admissions increased 0.6 percent and revenue per adjusted admission increased 1.3 percent. A decline in flu cases lowered admissions and adjusted admissions by 80 basis points and 60 basis points, respectively.
Adjusted EBITDA in Tenet’s hospital segment was $337 million in the first quarter of 2019 compared to $402 million in the first quarter of 2018. The $65 million decline was primarily due to a $38 million increase in malpractice expense (comprised of a $21 million increase to settle various claims and $17 million of discount rate adjustments), $11 million of losses generated by a risk-based contracting business in California in the first quarter of 2019 and a stronger flu season in the first quarter of 2018.
Selected operating expenses in the Hospital Operations and other segment increased 4.0 percent on a per adjusted admission basis in the first quarter of 2019 and increased 2.5 percent excluding the $38 million increase in malpractice expense as well as the $11 million of losses generated by a risk-based contracting business in California. Selected operating expenses include salaries, wages and benefits, supplies and other operating expenses and exclude the costs of the Company’s health plan businesses. Salaries, wages and benefits increased 2.8 percent per adjusted admission in the first quarter of 2019 and supply expense remained substantially the same. Other operating expenses increased 9.4 percent per adjusted admission in the first quarter of 2019 and increased 3.6 percent per adjusted admission excluding the increase in malpractice expense and risk-based contracting losses in California mentioned above.
Ambulatory Care Segment
The Ambulatory Care segment produced net operating revenues of $480 million in the first quarter of 2019, a decrease of 3.6 percent compared to $498 million in the first quarter of 2018. The decline in revenue was due to the divestiture of Aspen Healthcare in the third quarter of 2018. Aspen generated $49 million of revenue and $7 million of Adjusted EBITDA and Adjusted EBITDA less facility-level noncontrolling interest in the first quarter of 2018. After normalizing for the divestiture of Aspen, the Ambulatory Care segment generated Adjusted EBITDA of $177 million in the first quarter of 2019, up 12.0 percent from $158 million in the first quarter of 2018 and Adjusted EBITDA less facility-level noncontrolling interest was $112 million, up 9.8 percent from $102 million in the first quarter of 2018.

The results of many of the facilities in which the Ambulatory Care segment has an investment are not consolidated by Tenet (of the 334 facilities at March 31, 2019, the results of 108 were accounted for under the equity method for unconsolidated affiliates). To help analyze the segment’s results of operations, management uses system-wide measures, which include revenues and cases of both consolidated and unconsolidated facilities. On a same-facility system-wide basis, revenue in the Ambulatory Care segment increased 4.2 percent in the first quarter of 2019, with cases increasing 0.9 percent and revenue per case increasing 3.3 percent. In the surgical business, which represents the majority of the revenue in the Ambulatory segment, same-facility system-wide revenue grew 4.2 percent in the first quarter of 2019, with cases up 2.8 percent and revenue per case up 1.4 percent.
Conifer Segment
During the first quarter of 2019, Conifer’s revenue declined 13.6 percent to $349 million, primarily due to client attrition following divestitures by Tenet and other customers, down from $404 million in the first quarter of 2018. Revenue from third party customers declined 20.1 percent to $203 million in the first quarter of 2019. The year-over-year revenue and EBITDA comparisons were also impacted by $10 million of contract termination fees received by Conifer in the first quarter of 2018, which did not occur again in the first quarter of 2019.
Conifer generated $99 million of Adjusted EBITDA in the first quarter of 2019, up 1.0 percent from $98 million in the first quarter of 2018 and up 12.5 percent after adjusting for the $10 million of contract termination fees in the first quarter of 2018. Adjusted EBITDA margins increased 410 basis points to 28.4 percent, reflecting the ongoing improvement in Conifer’s cost structure.
Net Income and Earnings Per Share
Tenet reported a net loss from continuing operations attributable to Tenet common shareholders of $27 million, or $0.26 per diluted share, in the first quarter of 2019 compared to net income of $98 million, or $0.95 per diluted share, in the first quarter of 2018. The net loss in the first quarter of 2019 included a $47 million pre-tax loss from the early extinguishment of debt; net income in the first quarter of 2018 included $110 million of pre-tax gains on sales, consolidation and deconsolidation of facilities, primarily comprised of a $98 million gain from the sale of MacNeal Hospital and other operations affiliated with the hospital and a gain of $13 million from the sales of the Company’s minority interests in four North Texas hospitals.
After adjusting for the items listed on Table #2, Tenet produced Adjusted net income from continuing operations available to Tenet common shareholders of $56 million, or $0.54 per diluted share, in the first quarter of 2019, compared to $59 million, or $0.57 per diluted share, in the first quarter of 2018.
A reconciliation of GAAP net income available (loss attributable) to Tenet common shareholders to Adjusted net income available (loss attributable) from continuing operations and Adjusted diluted earnings (loss) per share from continuing operations is contained in Table #2 at the end of this release.

Cash Flow and Liquidity
Cash and cash equivalents were $252 million at March 31, 2019 compared to $411 million at December 31, 2018. The Company had $190 million of outstanding borrowings on its $1 billion credit line as of March 31, 2019. Accounts receivable days outstanding from continuing operations were 58.6 at March 31, 2019 compared to 56.5 at December 31, 2018.
Net cash provided by operating activities was $10 million in the first quarter of 2019, representing a $103 million decrease compared to $113 million in the first quarter of 2018. After subtracting $192 million and $143 million of capital expenditures in the first quarters of 2019 and 2018, respectively, Free Cash Flow was an outflow of $182 million in the first quarter of 2019, a decrease of $152 million compared to an outflow of $30 million in the first quarter of 2018. Adjusted Free Cash Flow was an outflow of $148 million in the first quarter of 2019, representing a $152 million decrease from an inflow of $4 million in the first quarter of 2018.
Net cash used in investing activities was $139 million in the first quarter of 2019 compared to $373 million of net cash provided by investing activities in the first quarter of 2018. Results in the first quarter of 2019 included $62 million of proceeds from the sales of facilities, long-term investments and other assets compared to $559 million in the first quarter of 2018.
Net cash used in financing activities was $30 million in the first quarter of 2019 compared to $123 million used in the first quarter of 2018.
Reconciliations of net cash provided by operating activities to both Free Cash Flow and Adjusted Free Cash Flow are contained in Table #3 at the end of this release.
Outlook
The Company’s Outlook for 2019 includes:

•	Revenue of $18.0 billion to $18.4 billion,

•	Net income from continuing operations available to Tenet common shareholders of $17 million to $117 million,

•	Adjusted EBITDA of $2.650 billion to $2.750 billion,

•	Net cash provided by operating activities of $1.070 billion to $1.375 billion,

•	Adjusted Free Cash Flow of $600 million to $800 million,

•	Diluted earnings per share from continuing operations of $0.16 to $1.10, and

•	Adjusted diluted earnings per share from continuing operations of $2.08 to $2.59.
The Outlook for 2019 assumes equity in earnings of unconsolidated affiliates of $180 million to $190 million, depreciation and amortization expense of $805 million to $825 million, interest expense of $985 million to $995 million, net income available to noncontrolling interests of $425 million to $445 million and an average diluted share count of 106 million.

The Company’s Outlook for the second quarter of 2019 includes:

•	Revenue of $4.400 billion to $4.700 billion,

•	Net income available (loss attributable) from continuing operations to Tenet common shareholders ranging from a loss of $5 million to income of $40 million,

•	Adjusted EBITDA of $625 million to $675 million,

•	Diluted earnings (loss) per share from continuing operations ranging from a loss of $0.05 per share to earnings of $0.38 per share, and

•	Adjusted diluted earnings per share from continuing operations ranging from $0.29 to $0.63.
The Outlook for the second quarter assumes equity in earnings of unconsolidated affiliates of $40 million to $45 million, depreciation and amortization expense of $200 million to $210 million, interest expense of $240 million to $250 million, net income available to noncontrolling interests of $100 million to $110 million, and an average diluted share count of 104 million.
Additional details on Tenet’s Outlook for both the second quarter and calendar year 2019 are available in Tables #4, #5 and #6 at the end of this press release and in an accompanying slide presentation that will be accessible through the Company’s website at www.tenethealth.com/investors.
Management’s Webcast Discussion of First Quarter Results
Tenet management will discuss the Company’s first quarter 2019 results on a webcast scheduled for 9:00 a.m. Eastern Time (8:00 a.m. Central Time) on April 30, 2019. Investors can access the webcast through the Company’s website at www.tenethealth.com/investors. A set of slides, which will be referred to on the conference call, will be available on the Quarterly Results section of the Company’s website.
Additional information regarding Tenet’s quarterly results of operations is contained in its Form 10-Q report for the period ended March 31, 2019, which will be filed with the Securities and Exchange Commission and posted on the Company’s website.
This press release includes certain non-GAAP measures, such as Adjusted EBITDA, Adjusted net income available (loss attributable) from continuing operations to Tenet common shareholders, Adjusted diluted earnings (loss) per share from continuing operations, Free Cash Flow and Adjusted Free Cash Flow. Reconciliations of these measures to the most comparable GAAP measures are contained in the tables at the end of this release.
Tenet Healthcare Corporation (NYSE: THC) is a national diversified healthcare services company headquartered in Dallas, TX, with 110,000 employees. Through an expansive care network that includes United Surgical Partners International, we operate 65 hospitals and approximately 500 other healthcare facilities, including surgical hospitals, ambulatory surgery centers, urgent care and imaging centers and other outpatient facilities. We also operate Conifer Health Solutions, which provides revenue cycle management and value-based care services to hospitals, health systems, physician practices, employers and other customers. At the center of everything we do is a commitment to deliver the right care, in the right place, at the right time, and to continually improve and advance the healthcare delivery system in the markets we serve. For more information, please visit www.tenethealth.com.

The terms “THC”, “Tenet Healthcare Corporation”, “the company”, “we”, “us” or “our” refer to Tenet Healthcare Corporation or one or more of its subsidiaries or affiliates as applicable.
# # #

Investor Contact Brendan Strong 469-893-6992 investorrelations@tenethealth.com	Media Contact Lesley Bogdanow 469-893-2640 mediarelations@tenethealth.com
This release contains “forward-looking statements” - that is, statements that relate to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “assume,” “believe,” “budget,” “estimate,” “forecast,” “intend,” “plan,” “predict,” “project,” “seek,” “see,” “target,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include, but are not limited to, the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2018, and subsequent Form 10-Q filings and other filings with the Securities and Exchange Commission.
Tenet uses its Company website to provide important information to investors about the Company including the posting of important announcements regarding financial performance and corporate developments.

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions except per share amounts)	Three Months Ended March 31,
	2019	%	2018	%	Change
Net operating revenues	$4,545	100.0%	4,699	100.0%	(3.3)%
Equity in earnings of unconsolidated affiliates	34	0.7%	25	0.5%	36.0%
Operating expenses:
Salaries, wages and benefits	2,153	47.3%	2,227	47.3%	(3.3)%
Supplies	741	16.3%	774	16.5%	(4.3)%
Other operating expenses, net	1,074	23.6%	1,060	22.6%	1.3%
Electronic health record incentives	(1)	—%	(1)	—%	—%
Depreciation and amortization	208	4.6%	204	4.3%
Impairment and restructuring charges, and acquisition-related costs	19	0.4%	47	1.0%
Litigation and investigation costs	13	0.3%	6	0.1%
Net losses (gains) on sales, consolidation and deconsolidation of facilities	1	—%	(110)	(2.3)%
Operating income	371	8.2%	517	11.0%
Interest expense	(251)		(255)
Other non-operating income (expense), net	1		(1)
Loss from early extinguishment of debt	(47)		(1)
Income from continuing operations, before income taxes	74		260
Income tax expense	(17)		(70)
Income from continuing operations, before discontinued operations	57		190
Discontinued operations:
Income from operations	10		1
Income tax expense	(2)		—
Income from discontinued operations	8		1
Net income	65		191
Less: Net income available to noncontrolling interests	84		92
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$(19)		$99
Amounts available (attributable) to Tenet Healthcare Corporation common shareholders
Income (loss) from continuing operations, net of tax	$(27)		$98
Income from discontinued operations, net of tax	8		1
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$(19)		$99
Earnings (loss) per share available (attributable) to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$(0.26)		$0.97
Discontinued operations	0.08		0.01
	$(0.18)		$0.98
Diluted
Continuing operations	$(0.26)		$0.95
Discontinued operations	0.08		0.01
	$(0.18)		$0.96
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	102,788		101,392
Diluted*	102,788		102,656

*Had we generated income from continuing operations available to common shareholders in the three months ended March 31, 2019 the effect of employee stock options, restricted stock units and deferred compensation units on the diluted shares calculation would have been an increase of 1,753 thousand shares.

TENET HEALTHCARE CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
(Dollars in millions)	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$252	$411
Accounts receivable, less allowance for doubtful accounts	2,744	2,595
Inventories of supplies, at cost	308	305
Income tax receivable	17	21
Assets held for sale	—	107
Other current assets	1,261	1,197
Total current assets	4,582	4,636
Investments and other assets	2,331	1,456
Deferred income taxes	291	312
Property and equipment, at cost, less accumulated depreciation and amortization	6,996	6,993
Goodwill	7,283	7,281
Other intangible assets, at cost, less accumulated amortization	1,675	1,731
Total assets	$23,158	$22,409

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$158	$182
Accounts payable	1,101	1,207
Accrued compensation and benefits	707	838
Professional and general liability reserves	224	216
Accrued interest payable	323	240
Liabilities held for sale	—	43
Other current liabilities	1,212	1,131
Total current liabilities	3,725	3,857
Long-term debt, net of current portion	14,814	14,644
Professional and general liability reserves	690	666
Defined benefit plan obligations	512	521
Deferred income taxes	36	36
Other long-term liabilities	1,268	578
Total liabilities	21,045	20,302
Commitments and contingencies
Redeemable noncontrolling interests in equity of consolidated subsidiaries	1,439	1,420
Equity:
Shareholders’ equity:
Common stock	7	7
Additional paid-in capital	4,748	4,747
Accumulated other comprehensive loss	(221)	(223)
Accumulated deficit	(2,254)	(2,236)
Common stock in treasury, at cost	(2,414)	(2,414)
Total shareholders’ deficit	(134)	(119)
Noncontrolling interests	808	806
Total equity	674	687
Total liabilities and equity	$23,158	$22,409

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)

	Three Months Ended
(Dollars in millions)	March 31,
	2019	2018
Net income	$65	$191
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	208	204
Deferred income tax expense	19	70
Stock-based compensation expense	11	9
Impairment and restructuring charges, and acquisition-related costs	19	47
Litigation and investigation costs	13	6
Net losses (gains) on sales, consolidation and deconsolidation of facilities	1	(110)
Loss from early extinguishment of debt	47	1
Equity in earnings of unconsolidated affiliates, net of distributions received	3	9
Amortization of debt discount and debt issuance costs	11	11
Pre-tax income from discontinued operations	(10)	(1)
Other items, net	(7)	(1)
Changes in cash from operating assets and liabilities:
Accounts receivable	(158)	(66)
Inventories and other current assets	(115)	(41)
Income taxes	9	—
Accounts payable, accrued expenses and other current liabilities	(109)	(183)
Other long-term liabilities	37	1
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(32)	(33)
Net cash used in operating activities from discontinued operations, excluding income taxes	(2)	(1)
Net cash provided by operating activities	10	113
Cash flows from investing activities:
Purchases of property and equipment — continuing operations	(192)	(143)
Purchases of businesses or joint venture interests, net of cash acquired	(2)	(16)
Proceeds from sales of facilities and other assets — continuing operations	41	425
Proceeds from sales of facilities and other assets — discontinued operations	17	—
Proceeds from sales of marketable securities, long-term investments and other assets	4	134
Purchases of equity investments	(1)	(30)
Other long-term assets	(2)	7
Other items, net	(4)	(4)
Net cash provided by (used in) investing activities	(139)	373
Cash flows from financing activities:
Repayments of borrowings under credit facility	(495)	—
Proceeds from borrowings under credit facility	685	—
Repayments of other borrowings	(1,620)	(91)
Proceeds from other borrowings	1,507	7
Debt issuance costs	(18)	—
Distributions paid to noncontrolling interests	(74)	(64)
Proceeds from sales of noncontrolling interests	4	5
Purchases of noncontrolling interests	(3)	(9)
Proceeds from exercise of stock options and employee stock purchase plan	1	9
Other items, net	(17)	20
Net cash used in financing activities	(30)	(123)
Net increase (decrease) in cash and cash equivalents	(159)	363
Cash and cash equivalents at beginning of period	411	611
Cash and cash equivalents at end of period	$252	$974
Supplemental disclosures:
Interest paid, net of capitalized interest	$(158)	$(169)
Income tax refunds, net	$9	$1

TENET HEALTHCARE CORPORATION
SELECTED STATISTICS – CONTINUING TOTAL HOSPITALS(1)
(Unaudited)

(Dollars in millions except per adjusted patient day	Three Months Ended March 31,
and per adjusted patient admission amounts)	2019	2018	Change

Admissions, Patient Days and Surgeries
Number of hospitals (at end of period)	65	69	(4)	*
Total admissions	174,726	182,306	(4.2)%
Adjusted patient admissions	308,133	320,868	(4.0)%
Paying admissions (excludes charity and uninsured)	164,793	172,490	(4.5)%
Charity and uninsured admissions	9,933	9,816	1.2%
Admissions through emergency department	126,079	125,076	0.8%
Paying admissions as a percentage of total admissions	94.3%	94.6%	(0.3)%	*
Charity and uninsured admissions as a percentage of total admissions	5.7%	5.4%	0.3%	*
Emergency department admissions as a percentage of total admissions	72.2%	68.6%	3.6%	*
Surgeries — inpatient	44,795	47,223	(5.1)%
Surgeries — outpatient	58,218	63,008	(7.6)%
Total surgeries	103,013	110,231	(6.5)%
Patient days — total	822,079	858,648	(4.3)%
Adjusted patient days	1,420,170	1,486,139	(4.4)%
Average length of stay (days)	4.70	4.71	(0.2)%
Licensed beds (at end of period)	17,221	18,457	(6.7)%
Average licensed beds	17,455	18,685	(6.6)%
Utilization of licensed beds	52.3%	51.1%	1.2%	*
Outpatient Visits
Total visits	1,714,392	1,842,539	(7.0)%
Paying visits (excludes charity and uninsured)	1,603,712	1,725,976	(7.1)%
Charity and uninsured visits	110,680	116,563	(5.0)%
Emergency department visits	657,449	697,001	(5.7)%
Paying visits as a percentage of total visits	93.5%	93.7%	(0.2)%	*
Charity and uninsured visits as a percentage of total visits	6.5%	6.3%	0.2%	*
Total emergency department admissions and visits	783,528	822,077	(4.7)%
Revenues
Net patient service revenues(3)	$3,582	$3,643	(1.7)%
Revenues on a Per Adjusted Patient Admission and Per Adjusted Patient Day
Net patient service revenue(3) per adjusted patient admission	$11,625	$11,354	2.4%
Net patient service revenue(3) per adjusted patient day	$2,522	$2,451	2.9%
Total selected operating expenses (salaries, wages and benefits, supplies and other operating expenses) per adjusted patient admission(2)	$10,979	$10,561	4.0%
Net patient service revenues(3) from:
Medicare	21.2%	21.5%	(0.3)%	*
Medicaid	8.8%	8.8%	—%	*
Managed care	65.7%	65.0%	0.7%	*
Uninsured	—%	1.0%	(1.0)%	*
Indemnity and other	4.3%	3.7%	0.6%	*

(1) Represents the consolidated results of Tenet’s acute care hospitals and related outpatient facilities included in the Hospital Operations and other segment.
(2) Excludes operating expenses from Tenet's health plans.
(3) Less implicit price concessions.
* This change is the difference between the 2019 and 2018 amounts shown.

TENET HEALTHCARE CORPORATION
SELECTED STATISTICS – CONTINUING SAME HOSPITALS(1)
(Unaudited)

(Dollars in millions except per adjusted patient day	Three Months Ended March 31,
and per adjusted patient admission amounts)	2019	2018	Change

Admissions, Patient Days and Surgeries
Number of hospitals (at end of period)	65	65	—	*
Total admissions	173,470	173,684	(0.1)%
Adjusted patient admissions	305,871	304,145	0.6%
Paying admissions (excludes charity and uninsured)	163,632	164,239	(0.4)%
Charity and uninsured admissions	9,838	9,445	4.2%
Admissions through emergency department	125,228	119,957	4.4%
Paying admissions as a percentage of total admissions	94.3%	94.6%	(0.3)%	*
Charity and uninsured admissions as a percentage of total admissions	5.7%	5.4%	0.3%	*
Emergency department admissions as a percentage of total admissions	72.2%	69.1%	3.1%	*
Surgeries — inpatient	44,553	45,052	(1.1)%
Surgeries — outpatient	57,896	59,720	(3.1)%
Total surgeries	102,449	104,772	(2.2)%
Patient days — total	815,329	817,000	(0.2)%
Adjusted patient days	1,408,053	1,405,568	0.2%
Average length of stay (days)	4.70	4.70	—%
Licensed beds (at end of period)	17,221	17,246	(0.1)%
Average licensed beds	17,221	17,246	(0.1)%
Utilization of licensed beds	52.6%	52.6%	—%	*
Outpatient Visits
Total visits	1,696,094	1,730,018	(2.0)%
Paying visits (excludes charity and uninsured)	1,586,627	1,619,950	(2.1)%
Charity and uninsured visits	109,467	110,068	(0.5)%
Emergency department visits	651,852	663,722	(1.8)%
Paying visits as a percentage of total visits	93.5%	93.6%	(0.1)%	*
Charity and uninsured visits as a percentage of total visits	6.5%	6.4%	0.1%	*
Total emergency department admissions and visits	777,080	783,679	(0.8)%
Revenues
Net patient service revenues(2)	$3,559	$3,494	1.9%
Revenues on a Per Adjusted Patient Admission and Per Adjusted Patient Day
Net patient service revenue(2) per adjusted patient admission	$11,636	$11,488	1.3%
Net patient service revenue(2) per adjusted patient day	$2,528	$2,486	1.7%
Net patient service revenues(2) from:
Medicare	21.0%	20.9%	0.1%	*
Medicaid	8.8%	8.7%	0.1%	*
Managed care	65.9%	65.3%	0.6%	*
Uninsured	—%	1.3%	(1.3)%	*
Indemnity and other	4.3%	3.8%	0.5%	*

(1) Information for our Hospital Operations and other segment is presented on a same-hospital basis, which includes the results of our same 65 hospitals operated throughout the three months ended March 31, 2019 and 2018 and associated outpatient facilities, but excludes the results of hospitals Tenet divested since January 1, 2018.
(2) Less implicit price concessions.
* This change is the difference between the 2019 and 2018 amounts shown.

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions except per share amounts)	Three Months Ended				Year Ended	Three Months Ended
	3/31/2018	6/30/2018	9/30/2018	12/31/2018	12/31/2018	3/31/2019
Net operating revenues	$4,699	$4,506	$4,489	$4,619	$18,313	$4,545
Equity in earnings of unconsolidated affiliates	25	39	33	53	150	34
Operating expenses:
Salaries, wages and benefits	2,227	2,135	2,116	2,156	8,634	2,153
Supplies	774	748	726	756	3,004	741
Other operating expenses, net	1,060	1,027	1,094	1,078	4,259	1,074
Electronic health record incentives	(1)	—	—	(2)	(3)	(1)
Depreciation and amortization	204	194	204	200	802	208
Impairment and restructuring charges, and acquisition-related costs	47	30	46	86	209	19
Litigation and investigation costs	6	13	9	10	38	13
Net losses (gains) on sales, consolidation and deconsolidation of facilities	(110)	(8)	7	(16)	(127)	1
Operating income	517	406	320	404	1,647	371
Interest expense	(255)	(254)	(249)	(246)	(1,004)	(251)
Other non-operating income (expense), net	(1)	(1)	—	(3)	(5)	1
Gain (loss) from early extinguishment of debt	(1)	(1)	—	3	1	(47)
Income from continuing operations, before income taxes	260	150	71	158	639	74
Income tax expense	(70)	(44)	(6)	(56)	(176)	(17)
Income from continuing operations, before discontinued operations	190	106	65	102	463	57
Discontinued operations:
Income (loss) from operations	1	2	—	1	4	10
Income tax benefit (expense)	—	—	—	(1)	(1)	(2)
Income (loss) from discontinued operations	1	2	—	—	3	8
Net income	191	108	65	102	466	65
Less: Net income available to noncontrolling interests	92	82	74	107	355	84
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$99	$26	$(9)	$(5)	$111	$(19)
Amounts available (attributable) to Tenet Healthcare Corporation common shareholders
Income (loss) from continuing operations, net of tax	$98	$24	$(9)	$(5)	$108	$(27)
Income (loss) from discontinued operations, net of tax	1	2	—	—	3	8
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$99	$26	$(9)	$(5)	$111	$(19)
Earnings (loss) per share available (attributable) to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$0.97	$0.23	$(0.09)	$(0.05)	$1.06	$(0.26)
Discontinued operations	0.01	0.02	—	$—	0.03	0.08
	$0.98	$0.25	$(0.09)	$(0.05)	$1.09	$(0.18)
Diluted
Continuing operations	$0.95	$0.23	$(0.09)	$(0.05)	$1.04	$(0.26)
Discontinued operations	0.01	0.02	0.00	0.00	0.03	0.08
	$0.96	$0.25	$(0.09)	$(0.05)	$1.07	$(0.18)
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	101,392	102,147	102,402	102,501	102,110	102,788
Diluted	102,656	104,177	102,402	102,501	103,881	102,788

TENET HEALTHCARE CORPORATION
SELECTED STATISTICS – CONTINUING TOTAL HOSPITALS(1)
(Unaudited)

(Dollars in millions except per adjusted patient day and per adjusted patient admission amounts)
	Three Months Ended				Year Ended	Three Months Ended
	3/31/2018	6/30/2018	9/30/2018	12/31/2018	12/31/2018	3/31/2019

Admissions, Patient Days and Surgeries
Number of hospitals (at end of period)	69	68	68	68	68	65
Total admissions	182,306	168,453	168,201	170,407	689,367	174,726
Adjusted patient admissions	320,868	306,063	306,197	308,113	1,241,241	308,133
Paying admissions (excludes charity and uninsured)	172,490	158,216	157,193	160,172	648,071	164,793
Charity and uninsured admissions	9,816	10,237	11,008	10,235	41,296	9,933
Admissions through emergency department	125,076	115,036	116,727	120,012	476,851	126,079
Paying admissions as a percentage of total admissions	94.6%	93.9%	93.5%	94.0%	94.0%	94.3%
Charity and uninsured admissions as a percentage of total admissions	5.4%	6.1%	6.5%	6.0%	6.0%	5.7%
Emergency department admissions as a percentage of total admissions	68.6%	68.3%	69.4%	70.4%	69.2%	72.2%
Surgeries — inpatient	47,223	46,274	45,626	45,897	185,020	44,795
Surgeries — outpatient	63,008	63,805	61,468	62,638	250,919	58,218
Total surgeries	110,231	110,079	107,094	108,535	435,939	103,013
Patient days — total	858,648	766,519	761,920	779,728	3,166,815	822,079
Adjusted patient days	1,486,139	1,373,480	1,365,662	1,383,372	5,608,653	1,420,170
Average length of stay (days)	4.71	4.55	4.53	4.58	4.59	4.70
Licensed beds (at end of period)	18,457	18,314	18,302	17,937	17,937	17,221
Average licensed beds	18,685	18,362	18,302	17,935	18,321	17,455
Utilization of licensed beds	51.1%	45.9%	45.3%	47.3%	47.4%	52.3%
Outpatient Visits
Total visits	1,842,539	1,749,847	1,722,292	1,734,523	7,049,201	1,714,392
Paying visits (excludes charity and uninsured)	1,725,976	1,633,372	1,607,184	1,617,970	6,584,502	1,603,712
Charity and uninsured visits	116,563	116,475	115,108	116,553	464,699	110,680
Emergency department visits	697,001	643,036	638,248	649,544	2,627,829	657,449
Paying visits as a percentage of total visits	93.7%	93.3%	93.3%	93.3%	93.4%	93.5%
Charity and uninsured visits as a percentage of total visits	6.3%	6.7%	6.7%	6.7%	6.6%	6.5%
Total emergency department admissions and visits	822,077	758,072	754,975	769,556	3,104,680	783,528
Revenues
Net patient service revenues(3)	$3,643	$3,443	$3,434	$3,561	$14,081	$3,582
Revenues on a Per Adjusted Patient Admission and Per Adjusted Patient Day
Net patient service revenue(3) per adjusted patient admission	$11,354	$11,249	$11,215	$11,557	$11,344	$11,625
Net patient service revenue(3) per adjusted patient day	$2,451	$2,507	$2,515	$2,574	$2,511	$2,522
Total selected operating expenses (salaries, wages and benefits, supplies and other operating expenses) per adjusted patient admission(2)	$10,561	$10,619	$10,771	$10,861	$10,701	$10,979
Net patient service revenues(3) from:
Medicare	21.5%	20.4%	19.8%	20.1%	20.5%	21.2%
Medicaid	8.8%	9.1%	9.8%	9.1%	9.2%	8.8%
Managed care	65.0%	66.0%	64.9%	65.8%	65.4%	65.7%
Uninsured	1.0%	0.2%	0.9%	0.5%	0.7%	—%
Indemnity and other	3.7%	4.3%	4.6%	4.5%	4.2%	4.3%

(1)	Represents the consolidated results of Tenet’s acute care hospitals and related outpatient facilities included in the Hospital Operations and other segment.

(2)	Excludes operating expenses from Tenet's health plans.
(3) Less implicit price concessions.

TENET HEALTHCARE CORPORATION
SELECTED STATISTICS – CONTINUING SAME HOSPITALS(1)
(Unaudited)

(Dollars in millions except per adjusted patient day and per adjusted patient admission amounts)
	Three Months Ended				Year Ended	Three Months Ended
	3/31/2018	6/30/2018	9/30/2018	12/31/2018	12/31/2018	3/31/2019

Admissions, Patient Days and Surgeries
Number of hospitals (at end of period)	65	65	65	65	65	65
Total admissions	173,684	163,903	164,075	166,458	668,120	173,470
Adjusted patient admissions	304,145	297,460	298,221	300,562	1,200,388	305,871
Paying admissions (excludes charity and uninsured)	164,239	153,816	153,227	156,392	627,674	163,632
Charity and uninsured admissions	9,445	10,087	10,848	10,066	40,446	9,838
Admissions through emergency department	119,957	111,902	113,833	117,229	462,921	125,228
Paying admissions as a percentage of total admissions	94.6%	93.8%	93.4%	94.0%	93.9%	94.3%
Charity and uninsured admissions as a percentage of total admissions	5.4%	6.2%	6.6%	6.0%	6.1%	5.7%
Emergency department admissions as a percentage of total admissions	69.1%	68.3%	69.4%	70.4%	69.3%	72.2%
Surgeries — inpatient	45,052	45,191	44,783	45,012	180,038	44,553
Surgeries — outpatient	59,720	62,205	60,080	61,151	243,156	57,896
Total surgeries	104,772	107,396	104,863	106,163	423,194	102,449
Patient days — total	817,000	743,442	740,870	758,359	3,059,671	815,329
Adjusted patient days	1,405,568	1,329,915	1,325,229	1,342,745	5,403,457	1,408,053
Average length of stay (days)	4.70	4.54	4.52	4.56	4.58	4.70
Licensed beds (at end of period)	17,246	17,246	17,234	17,237	17,237	17,221
Average licensed beds	17,246	17,246	17,234	17,235	17,240	17,221
Utilization of licensed beds	52.6%	47.4%	46.7%	47.8%	48.6%	52.6%
Outpatient Visits
Total visits	1,730,018	1,683,879	1,658,292	1,670,272	6,742,461	1,696,094
Paying visits (excludes charity and uninsured)	1,619,950	1,571,574	1,547,384	1,558,357	6,297,265	1,586,627
Charity and uninsured visits	110,068	112,305	110,908	111,915	445,196	109,467
Emergency department visits	663,722	622,898	617,925	630,557	2,535,102	651,852
Paying visits as a percentage of total visits	93.6%	93.3%	93.3%	93.3%	93.4%	93.5%
Charity and uninsured visits as a percentage of total visits	6.4%	6.7%	6.7%	6.7%	6.6%	6.5%
Total emergency department admissions and visits	783,679	734,800	731,758	747,786	2,998,023	777,080
Revenues
Net patient service revenues(2)	$3,494	$3,358	$3,369	$3,492	$13,713	$3,559
Revenues on a Per Adjusted Patient Admission and Per Adjusted Patient Day
Net patient service revenue(2) per adjusted patient admission	$11,488	$11,289	$11,297	$11,618	$11,424	$11,636
Net patient service revenue(2) per adjusted patient day	$2,486	$2,525	$2,542	$2,601	$2,538	$2,528
Net patient service revenues(2) from:
Medicare	20.9%	20.1%	19.5%	19.8%	20.1%	21.0%
Medicaid	8.7%	8.9%	9.8%	9.1%	9.1%	8.8%
Managed care	65.3%	66.4%	65.2%	66.1%	65.8%	65.9%
Uninsured	1.3%	0.2%	0.9%	0.5%	0.7%	—%
Indemnity and other	3.8%	4.4%	4.6%	4.5%	4.3%	4.3%

(1) Information for our Hospital Operations and other segment is presented on a same-hospital basis, which includes the results of our same 65 hospitals operated throughout the three months ended March 31, 2019 and 2018 and associated outpatient facilities, but excludes the results of hospitals Tenet divested since January 1, 2018.
(2) Less implicit price concessions.

TENET HEALTHCARE CORPORATION
SEGMENT REPORTING
(Unaudited)

(Dollars in millions)	March 31,	December 31,
	2019	2018
Assets
Hospital Operations and other	$16,070	$15,684
Ambulatory Care	6,014	5,711
Conifer	1,074	1,014
Total	$23,158	$22,409

	Three Months Ended
	March 31,
	2019	2018
Capital expenditures:
Hospital Operations and other	$170	$120
Ambulatory Care	20	15
Conifer	2	8
Total	$192	$143

Net operating revenues:
Hospital Operations and other total prior to inter-segment eliminations(1)	$3,862	$3,947
Ambulatory Care	480	498
Conifer
Tenet	146	150
Other customers	203	254
Total Conifer revenues	349	404
Inter-segment eliminations	(146)	(150)
Total	$4,545	$4,699

Equity in earnings of unconsolidated affiliates:
Hospital Operations and other	$3	$(2)
Ambulatory Care	31	27
Total	$34	$25

Adjusted EBITDA:
Hospital Operations and other(2)	$337	$402
Ambulatory Care	177	165
Conifer	99	98
Total	$613	$665

Depreciation and amortization:
Hospital Operations and other	$179	$175
Ambulatory Care	18	17
Conifer	11	12
Total	$208	$204

(1)	Hospital Operations and other revenues includes health plan revenues of less than $1 million and $6 million for the three months ended March 31, 2019 and 2018,respectively.

(2)	Hospital Operations and other Adjusted EBITDA excludes health plan EBITDA of $(1) million for both the three months ended March 31, 2019 and 2018.

TENET HEALTHCARE CORPORATION
STATEMENTS OF OPERATIONS – AMBULATORY CARE SEGMENT
(Unaudited)

(Dollars in millions)	Three Months Ended March 31,
	2019		2018

	Ambulatory Care as Reported Under GAAP	Unconsolidated Affiliates	Ambulatory Care as Reported Under GAAP	Unconsolidated Affiliates
Net operating revenues(1)	$480	$568	$498	$493
Equity in earnings of unconsolidated affiliates(2)	31	—	27	—
Operating expenses:
Salaries, wages and benefits	153	147	162	120
Supplies	99	149	106	130
Other operating expenses, net	82	126	92	105
Depreciation and amortization	18	20	17	16
Impairment and restructuring charges, and acquisition-related costs	3	—	1	—
Net gains on sales, consolidation and deconsolidation of facilities	(5)	(26)	(1)	—
Operating income	161	152	148	122
Interest expense	(31)	(7)	(36)	(5)
Other	3	6	2	—
Net income from continuing operations, before income taxes	133	151	114	117
Income tax expense	(15)	(2)	(15)	(2)
Net income	118	$149	99	$115
Less: Net income available to noncontrolling interests	68		64
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$50		$35
Equity in earnings of unconsolidated affiliates		$31		$27

(1)
On a same-facility system-wide basis, net revenue in Tenet’s Ambulatory Care segment increased 4.2% during the three months ended March 31, 2019, with cases increasing 0.9% and revenue per case increasing 3.3%.

(2)
At March 31, 2019, 108 of the 334 facilities in the Company’s Ambulatory segment were not consolidated based on the nature of the segment’s joint venture relationships with physicians and prominent healthcare systems. Although revenues of the segment’s unconsolidated facilities are not recorded as revenues by the Company, equity in earnings of unconsolidated affiliates is nonetheless a significant portion of the Company’s overall earnings. To help analyze results of operations, management also uses system-wide operating measures such as system-wide revenue growth, which includes revenues of both consolidated and unconsolidated facilities. We control our remaining 226 facilities and account for these investments as consolidated subsidiaries.

Non-GAAP Financial Measures
Adjusted EBITDA, a non-GAAP measure, is defined by the Company as net income available (loss attributable) to Tenet Healthcare Corporation common shareholders before (1) the cumulative effect of changes in accounting principle, (2) net loss attributable (income available) to noncontrolling interests, (3) income (loss) from discontinued operations, (4) income tax benefit (expense), (5) gain (loss) from early extinguishment of debt, (6) other non-operating income (expense), net, (7) interest expense, (8) litigation and investigation (costs) benefit, net of insurance recoveries, (9) net gains (losses) on sales, consolidation and deconsolidation of facilities, (10) impairment and restructuring charges and acquisition-related costs, (11) depreciation and amortization and (12) income (loss) from divested operations and closed businesses (i.e., the Company’s health plan businesses). Litigation and investigation costs do not include ordinary course of business malpractice and other litigation and related expense.
Adjusted net income available (loss attributable) from continuing operations to Tenet Healthcare Corporation common shareholders, a non-GAAP measure, is defined by the Company as net income available (loss attributable) to Tenet Healthcare Corporation common shareholders before (1) net income (loss) from discontinued operations, (2) impairment and restructuring charges, and acquisition-related costs, (3) litigation and investigation costs, (4) net gains (losses) on sales, consolidation and deconsolidation of facilities, (5) gain (loss) from early extinguishment of debt, (6) income (loss) from divested operations and closed businesses, and (7) the associated impact of these items on taxes and noncontrolling interests. Adjusted diluted earnings (loss) per share from continuing operations, a non-GAAP term, is defined by the Company as Adjusted net income available (loss attributable) from continuing operations to Tenet Healthcare Corporation common shareholders divided by the weighted average primary or diluted shares outstanding in the reporting period.
Free Cash Flow, a non-GAAP measure, is defined by the Company as (1) net cash provided by (used in) operating activities, less (2) purchases of property and equipment from continuing operations.
Adjusted Free Cash Flow, a non-GAAP measure, is defined by the Company as (1) Adjusted net cash provided by (used in) operating activities from continuing operations, less (2) purchases of property and equipment from continuing operations. Adjusted net cash provided by (used in) operating activities, a non-GAAP measure, is defined by the Company as cash provided by (used in) operating activities prior to (1) payments for restructuring charges, acquisition-related costs and litigation costs and settlements, and (2) net cash provided by (used in) operating activities from discontinued operations.
The Company believes the foregoing non-GAAP measures are useful to investors and analysts because they present additional information on the Company’s financial performance. Investors, analysts, Company management and the Company’s Board of Directors utilize these non-GAAP measures, in addition to GAAP measures, to track the Company’s financial and operating performance and compare the Company’s performance to its peer companies, which utilize similar non-GAAP measures in their presentations. The Human Resources Committee of the Company’s Board of Directors also uses certain of these measures to evaluate management’s performance for the purpose of determining incentive compensation. Additional information regarding the purpose and utility of specific non-GAAP measures used in this release is set forth below.
The Company believes that Adjusted EBITDA is a useful measure, in part, because certain investors and analysts use both historical and projected Adjusted EBITDA, in addition to other GAAP and non-GAAP measures, as factors in determining the estimated fair value of shares of the Company’s common stock. Company management also regularly reviews the Adjusted EBITDA performance for each operating segment. The Company does not use Adjusted EBITDA to measure liquidity, but instead to measure operating performance.
We use, and we believe investors and analysts use, Free Cash Flow and Adjusted Free Cash Flow as supplemental measures to analyze cash flows generated from our operations because we believe it is useful to investors in evaluating our ability to fund distributions paid to noncontrolling interests, acquisitions, purchasing equity interests in joint ventures or repaying debt.
These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Because these measures exclude many items that are included in our financial statements, they do not provide a complete measure of our operating performance. For example, the Company’s definitions of Free Cash Flow and Adjusted Free Cash Flow do not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows From Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, (ii) distributions paid to noncontrolling interests, or (iii) payments under the Put/Call Agreement for USPI redeemable noncontrolling interest, which are recorded on the Statement of Cash Flows as the purchase of noncontrolling interest. Accordingly, investors are encouraged to use GAAP measures when evaluating the Company’s financial performance.
A reconciliation of net income available (loss attributable) to Tenet Healthcare Corporation common shareholders, the most comparable GAAP measure, to Adjusted EBITDA is set forth in Table #1 below for each quarter in 2018 and 2019. A reconciliation of net income available (loss attributable) to Tenet Healthcare Corporation common shareholders, the most comparable GAAP measure, to Adjusted net income available (loss attributable) from continuing operations to Tenet Healthcare Corporation common shareholders is set forth in Table #2 below for each quarter in 2018 and 2019. A reconciliation of net cash provided by operating activities, the most comparable GAAP measure, to Free Cash Flow and Adjusted Free Cash Flow is set forth in Table #3 below for each quarter in 2018 and 2019.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #1 – Reconciliation of Net Income Available (Loss Attributable) to Tenet Healthcare Corporation Common Shareholders to Adjusted EBITDA
(Unaudited)

(Dollars in millions)	2018					2019
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Total	1st Qtr
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$99	$26	$(9)	$(5)	$111	$(19)
Less: Net income available to noncontrolling interests	(92)	(82)	(74)	(107)	(355)	(84)
Income from discontinued operations, net of tax	1	2	—	—	3	8
Income from continuing operations	190	106	65	102	463	57
Income tax expense	(70)	(44)	(6)	(56)	(176)	(17)
Gain (loss) from early extinguishment of debt	(1)	(1)	—	3	1	(47)
Other non-operating income (expense), net	(1)	(1)	—	(3)	(5)	1
Interest expense	(255)	(254)	(249)	(246)	(1,004)	(251)
Operating income	517	406	320	404	1,647	371
Litigation and investigation costs	(6)	(13)	(9)	(10)	(38)	(13)
Net gains (losses) on sales, consolidation and deconsolidation of facilities	110	8	(7)	16	127	(1)
Impairment and restructuring charges, and acquisition-related costs	(47)	(30)	(46)	(86)	(209)	(19)
Depreciation and amortization	(204)	(194)	(204)	(200)	(802)	(208)
Income (loss) from divested and closed businesses	(1)	1	9	—	9	(1)
Adjusted EBITDA	$665	$634	$577	$684	$2,560	$613

Net operating revenues	$4,699	$4,506	$4,489	$4,619	$18,313	$4,545
Less: Net operating revenues from health plans	6	—	8	—	14	—
Adjusted net operating revenues	$4,693	$4,506	$4,481	$4,619	$18,299	$4,545

Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders as a % of net operating revenues	2.1%	0.6%	(0.2)%	(0.1)%	0.6%	(0.4)%
Adjusted EBITDA as a % of adjusted net operating revenues (Adjusted EBITDA margin)	14.2%	14.1%	12.9%	14.8%	14.0%	13.5%

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #2 – Reconciliations of Net Income Available (Loss Attributable) to
Tenet Healthcare Corporation Common Shareholders to Adjusted Net Income Available from Continuing Operations to Common Shareholders
(Unaudited)

(Dollars in millions except per share amounts)	2018					2019
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Total	1st Qtr
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$99	$26	$(9)	$(5)	$111	$(19)
Net income from discontinued operations	1	$2	—	—	3	8
Net income (loss) from continuing operations	98	24	(9)	(5)	108	(27)
Less: Impairment and restructuring charges, and acquisition-related costs	(47)	(30)	(46)	(86)	(209)	(19)
Litigation and investigation costs	(6)	(13)	(9)	(10)	(38)	(13)
Net gains (losses) on sales, consolidation and deconsolidation of facilities	110	8	(7)	16	127	(1)
Gain (loss) from early extinguishment of debt	(1)	(1)	—	3	1	(47)
Income (loss) from divested and closed businesses	(1)	1	9	—	9	(1)
Tax impact of above items	(16)	8	14	19	25	(2)
Adjusted net income available from continuing operations to common shareholders	$59	$51	$30	$53	$193	$56

Diluted earnings (loss) per share from continuing operations	$0.95	$0.23	$(0.09)	$(0.05)	$1.04	$(0.26)
Less: Impairment and restructuring charges, and acquisition-related costs	(0.46)	(0.29)	(0.44)	(0.83)	(2.01)	(0.18)
Litigation and investigation costs	(0.06)	(0.12)	(0.09)	(0.10)	(0.37)	(0.12)
Net gains (losses) on sales, consolidation and deconsolidation of facilities	1.08	0.07	(0.07)	0.15	1.22	(0.01)
Gain (loss) from early extinguishment of debt	(0.01)	(0.01)	—	0.03	0.01	(0.45)
Income (loss) from divested and closed businesses	(0.01)	0.01	0.09	—	0.09	(0.01)
Tax impact of above items	(0.16)	0.08	0.13	0.18	0.24	(0.02)
Adjusted diluted earnings per share from continuing operations	$0.57	$0.49	$0.29	$0.51	$1.86	$0.54

Weighted average basic shares outstanding (in thousands)	101,392	102,147	102,402	102,501	102,110	102,788
Weighted average dilutive shares outstanding (in thousands)	102,656	104,177	104,575	104,118	103,881	104,541

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #3 – Reconciliations of Net Cash Provided By Operating Activities to Free Cash Flow and Adjusted Free Cash Flow from Continuing Operations
(Unaudited)

(Dollars in millions)	2018					2019
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Total	1st Qtr
Net cash provided by operating activities	$113	$348	$338	$250	$1,049	$10
Purchases of property and equipment	(143)	(125)	(136)	(213)	(617)	(192)
Free cash flow	$(30)	$223	$202	$37	$432	$(182)

Net cash provided by (used in) investing activities	$373	$(148)	$(105)	$(235)	$(115)	$(139)
Net cash used in financing activities	$(123)	$(771)	$(136)	$(104)	$(1,134)	$(30)

Net cash provided by operating activities	$113	$348	$338	$250	$1,049	$10
Less: Payments for restructuring charges, acquisition- related costs, and litigation costs and settlements	(33)	(30)	(50)	(50)	(163)	(32)
Net cash used in operating activities from discontinued operations	(1)	(2)	(1)	(1)	(5)	(2)
Adjusted net cash provided by operating activities from continuing operations	147	380	389	301	1,217	44
Purchases of property and equipment	(143)	(125)	(136)	(213)	(617)	(192)
Adjusted free cash flow – continuing operations	$4	$255	$253	$88	$600	$(148)

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #4 – Reconciliation of Outlook Net Income Available (Loss Attributable) to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted EBITDA
(Unaudited)

(Dollars in millions)	Q2 2019		2019
	Low	High	Low	High
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$(10)	$40	$17	$122
Less: Net income available to noncontrolling interests	(100)	(110)	(425)	(445)
Net income (loss) from discontinued operations, net of tax	(5)	—	—	5
Income tax expense	(30)	(40)	(165)	(185)
Interest expense	(250)	(240)	(995)	(985)
Loss from early extinguishment of debt(1)	—	—	(47)	(47)
Other non-operating expense, net	(5)	(5)	(10)	(15)
Net gains (losses) on sales, consolidation and deconsolidation of facilities(1)	—	—	(1)	(1)
Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements(2)	(40)	(30)	(175)	(125)
Depreciation and amortization	(200)	(210)	(805)	(825)
Income (loss) from divested and closed businesses	(5)	—	(10)	(5)
Adjusted EBITDA	$625	$675	$2,650	$2,750

Income (loss) from continuing operations	$(5)	$40	$17	$117
Net operating revenues	$4,400	$4,700	$18,000	$18,400
Income (loss) from continuing operations as a % of operating revenues	(0.1)%	0.9%	0.1%	0.6%
Adjusted EBITDA as a % of net operating revenues (Adjusted EBITDA margin)	14.2%	14.4%	14.7%	14.9%

(1)
The Company does not generally forecast losses from the early extinguishment of debt or net gains (losses) on sales, consolidation and deconsolidation of facilities because the Company does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook. The figures shown represent the Company's actual year-to-date results for these items.

(2)
The Company has provided an estimate of restructuring charges and related payments that it anticipates in 2019. The figures shown represent the Company's estimate for restructuring charges plus the actual year-to-date results for impairment charges, acquisition-related costs, and litigation costs and settlements. The Company does not generally forecast impairment charges, acquisition-related costs, litigation costs and settlements because the Company does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #5 – Reconciliations of Outlook Net Income Available (Loss Attributable) to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted Net Income Available from Continuing Operations to Common Shareholders
(Unaudited)

(Dollars in millions except per share amounts)	Q2 2019		2019
	Low	High	Low	High
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$(10)	$40	$17	$122
Net income (loss) from discontinued operations, net of tax	(5)	—	—	5
Net income (loss) from continuing operations	(5)	40	17	117
Less: Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements	(40)	(30)	(175)	(125)
Net gains (losses) on sales, consolidation and deconsolidation of facilities	—	—	(1)	(1)
Loss from early extinguishment of debt	—	—	(47)	(47)
Income (loss) from divested and closed businesses	(5)	—	(10)	(5)
Tax impact of above items	10	5	30	20
Adjusted net income available from continuing operations to common shareholders	$30	$65	$220	$275

Diluted earnings (loss) per share from continuing operations	$(0.05)	$0.38	$0.16	$1.10
Less: Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements	(0.38)	(0.29)	(1.65)	(1.18)
Net gains (losses) on sales, consolidation and deconsolidation of facilities	—	—	(0.01)	(0.01)
Loss from early extinguishment of debt	—	—	(0.44)	(0.44)
Income (loss) from divested and closed businesses	(0.05)	—	(0.09)	(0.05)
Tax impact of above items	0.10	0.05	0.27	0.19
Adjusted diluted earnings per share from continuing operations	$0.29	$0.63	$2.08	$2.59

Weighted average basic shares outstanding (in thousands)	103,000	103,000	104,000	104,000
Weighted average dilutive shares outstanding (in thousands)	104,000	104,000	106,000	106,000

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #6 – Reconciliation of Outlook Net Cash Provided by Operating Activities to Outlook Adjusted Free Cash Flow from Continuing Operations

(Dollars in millions)	2019
	Low	High
Net cash provided by operating activities	$1,070	$1,375
Less: Payments for restructuring charges, acquisition-related costs and litigation costs and settlements(1)	(175)	(125)
Net cash used in operating activities from discontinued operations	(5)	—
Adjusted net cash provided by operating activities – continuing operations	1,250	1,500
Purchases of property and equipment – continuing operations	(650)	(700)
Adjusted free cash flow – continuing operations(2)	$600	$800

(1)
The Company has provided an estimate of payments that it anticipates in 2019 related to restructuring charges. The Company does not generally forecast payments related to acquisition-related costs and litigation costs and settlements because the Company does not believe that it can forecast these items with sufficient accuracy since some of these items may be indeterminable at the time the Company provides its financial Outlook.

(2)
The Company's definition of Adjusted Free Cash Flow does not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows From Financing Activities on the Company's Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, (ii) distributions paid to noncontrolling interests, or (iii) payments under the Put/Call Agreement for USPI redeemable noncontrolling interests, which are recorded on the Statement of Cash Flows as the purchase of noncontrolling interests.